Exhibit 10.13

EMPLOYMENT CONTRACT

between

Eckhard H. Reitz, Nelkenstrasse 19, 85591 Vaterstetten, Germany (the “Employee”)

and

Micrus SA, En Chamard 55, Montagny-près-Yverdon VD, Switzerland (the “Employer”)

1.	Position

1.1.	The Employee will hold the position of Vice President Sales & Marketing Europe.

1.2.	The Employee’s principal functions and duties are set forth in a job description which constitutes an integral part of this employment contract.

1.3.	The working place of the Employee will be the Employer’s business establishment in Montagny-près-Yverdon, Switzerland. The rent of the apartment of the Employee in the canton of Vaud or Neuchâtel shall be borne by the Employer. Such allowance is of a maximum of CHF 800.- per month. The rent shall be borne by the Employer until the Employee’s family joins him in Switzerland which shall take place within the first twelve months of employment. Upon such occurrence, he will receive a moving allowance of CHF 20’000.-. This allowance will be subject to social security contributions.

2.	Salary

2.1.	The Employee will receive a gross salary of CHF 250’000 p.a. (in words: Swiss Francs two hundred and fifty thousand), which will be paid out in 12 equal installments at the end of each month.

2.2.	The Employee is entitled to receive an annual bonus of up to 25%. The amount granted will be based on annual salary, which will be paid out based on own and Company performance and will be paid upon the Employer’s sole discretion.

2.3.	The Employee will benefit from a company car at the company’s discretion.

2.4.	The Employee will receive a representation allowance of CHF 15,000 per annum, paid in 12 equal monthly installments.

2.5.	The Employer shall deduct from the gross salary social security contributions, contributions to the mandatory pension plan (“LPP”) and any other amounts which the Employer may be required to deduct or withhold pursuant to any federal, cantonal or community laws and regulations in Switzerland.

3.	Hours

3.1.	The Employee will not be bound by specific working hours (“horaire de travail”). The Employee acknowledges, however, that the position of Vice President Sales & Marketing Europe requires flexibility and adaptability in terms of working hours, depending in particular on the workload.

3.2.	Subject to the mandatory provisions of Swiss labor law, the Employee will not be paid for any overtime for hours exceeding his regular working hours. The salary of the Employee as set forth in this employment contract covers the remuneration of any extra hours.

4.	Vacation

4.1.	During the term of employment, the Employee shall be entitled to 25 (in words: twenty-five) days of paid vacation, to be taken at times to be determined in agreement with the Employer.

5.	Confidentiality

5.1.	The Employee shall maintain strict confidentiality about all matters relating to the Employer, its business and its customers during and after termination of the employment relationship.

5.2.	Inventions: Inventions made by the Employee in the course of his duties, in or out the discharge of his contractual obligations, irrespective of their patentability, belong to the Employer. Such Inventions should immediately be reported in writing by the Employee to the Employer. The Employer shall compensate the Employee for the costs incurred in such invention in accordance with the principles set out by Article 332 of the Swiss code of Obligations.

5.3.	Non competition: during the twelve months following the end of the present contract, the Employee is prohibited to accept a similar position as the one described herein at a competitor of the Employer and that is active in Europe, Middle East and Africa.

6.	Term and Termination

6.1.	This employment contract is entered into as of November 1st, 2004 for an indefinite term. Parties agree on a trial period of three months.

6.2.	After the probationary period, this agreement can be terminated at any time by both parties upon a prior six-month written notice for the end of a calendar month. Extraordinary notice of termination, effective immediately, may be given for cause as defined under Swiss labor law.

7.	Miscellaneous

7.1.	All employment regulations, employee manuals and guidelines are part of this employment contract.

7.2.	Unless provided for differently by either this employment contract or its parts referred to, the provisions of the Swiss Code of Obligations as well as other employment regulations are applicable.

8.	Applicable Law

8.1.	This employment contract shall be governed, interpreted and construed under and in accordance with Swiss law.

9.	Jurisdiction

9.1.	The place of jurisdiction for disputes arising from this employment contract shall be determined in accordance with Articles 24 of the Swiss federal Act on places of jurisdiction (LFors).

The Employee:	The Employer:

/s/ Eckhard H. Reitz	/s/ Markus Oswald

Date: 10/25/2004	Date: 10/19/2004

Eckhard H. Reitz	Micrus SA

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